Exhibit 10.3

EQUITY FEE AGREEMENT

This EQUITY FEE AGREEMENT (this “Agreement”) is entered into on October 15, 2021, by and between Enjoy Technology, Inc., a Delaware corporation (the “Company”), and Credit Suisse Securities (USA) LLC (“CS”).

WHEREAS, the Company and CS entered into that certain engagement letter on December 10, 2020, (the “Engagement Letter”), pursuant to which the Company engaged CS as an equity capital markets advisor in connection with a business combination with Marquee Raine Acquisition Corp. (the “Transaction”); and

WHEREAS, the Transaction was consummated on October 15, 2021, and in connection with the closing of the Transaction, CS received $6,000,000 in cash as partial payment of the amounts due to CS under the Engagement Letter;

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, each of CS and the Company acknowledges and agrees as follows:

1. Equity Fee. In lieu of full cash payment of the amounts due to CS under the Engagement Letter, CS agrees to receive $4,500,000, representing the amount due to CS under the Engagement Letter (the “Equity Fee”), in the form of shares of common stock, par value $0.0001 (the “Common Stock”), of the Company. The Company hereby agrees to issue to CS (and/or its designees) 450,000 shares of Common Stock (the “Shares”) as payment in full of the Equity Fee. CS acknowledges and agrees that upon issuance and receipt of the Shares, all obligations of the Company and its subsidiaries with respect to amounts due to CS under the Engagement Letter shall have been satisfied in full and no further obligation with respect to amounts due to CS under the Engagement Letter shall exist.

2. Closing. The closing of the issuance of the Shares contemplated hereby (the “Closing”) shall occur on the later of (i) next business day after the first trading day following the closing of Transaction and (ii) such later date as mutually agreed to by the Company and CS (such date, the “Closing Date”). On the Closing Date, the Company shall issue the Shares to CS and subsequently cause the Shares to be registered in book entry form in the name of CS (or its designee) on the Company’s share register. For purposes of this Agreement, “business day” shall mean a day, other than a Saturday, Sunday or other day on which commercial banks in New York City, in New York State are authorized or required by law to close. Prior to or at the Closing, CS shall deliver to the Company a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8.

3. Further Assurances. At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the issuance as contemplated by this Agreement.

4. Company Representations and Warranties. The Company represents and warrants to CS that:

(a) As of the Closing Date, the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

(b) As of the Closing Date, this Agreement will be duly authorized, executed and delivered by the Company and, assuming that this Agreement constitutes the valid and binding agreement of CS, constitutes the valid and binding obligations of the Company, enforceable against it in accordance with its terms, except as may be limited or otherwise affected by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(c) As of the Closing Date, the Shares will be duly authorized and, when issued and delivered to CS as full payment for the Equity Fee in accordance with the terms of this Agreement, the Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s certificate of incorporation (as in effect at such time of issuance) or under the Delaware General Corporation Law.

(d) The Company has all requisite corporate power and authority to enter into, deliver and perform its obligations under this Agreement. The issuance by the Company of the Shares pursuant to this Agreement will not conflict with or result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”), or materially affect the validity of the Shares or the legal authority of the Company to comply in all material respects with its obligations under this Agreement.

(e) As of the Closing Date, the issuance by the Company of the Shares pursuant to this Agreement and the compliance by the Company with all of the provisions of this Agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, which would reasonably be expected to have a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole or materially affect the validity of the Shares or the legal authority of the Company to comply in all material respects with the terms of this Agreement.

(f) As of their respective filing dates, all reports filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) complied in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder. There are no material outstanding or unresolved comments in comment letters received by the Company from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Reports. None of the SEC Reports filed under the Exchange Act contained, at the time they were filed, or, if amended, as of the date of such amendment and, as of the Closing Date, will not contain, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, and such SEC reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder.

5. CS Representations and Warranties. CS represents and warrants to the Company that:

(a) CS (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) or an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), (7) or (8) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Shares only for its own account and not for the account of others, or if CS is acquiring the Shares as a fiduciary or agent for one or more investor accounts, CS has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, (iii) is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information set forth on Schedule A) and (iv) is not an entity formed for the specific purpose of acquiring the Shares.

(b) CS acknowledges and agrees that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act, that the Shares have not been registered under the Securities Act and that the Company is not required to register the Shares except as set forth in Section 6 of this Agreement. CS acknowledges and agrees that the Shares may not be offered, resold, transferred, pledged or otherwise disposed of by the investor absent an effective registration statement under the Securities Act except (i) to the Company or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each case, in accordance with any applicable securities laws of the states of the United States and other applicable jurisdictions, and that any certificates or book-entries representing the Shares shall contain a restrictive legend to such effect. CS acknowledges and agrees that the Shares will be subject to transfer restrictions and, as a result of these transfer restrictions, CS may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. CS acknowledges and agrees that the Shares will not immediately be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act, and that the provisions of Rule 144(i) will apply to the Shares. CS acknowledges and agrees that it has been advised to consult legal, tax and accounting prior to making any offer, resale, transfer, pledge or disposition of any of the Shares.

(c) CS acknowledges and agrees that CS is receiving the Shares from the Company as payment of the Equity Fee.

6. Registration Rights.

(a) CS shall be entitled to the same registration rights as a “Subscriber” pursuant to Section 4 of the Form of Subscription Agreement filed as Exhibit 10.1 and included as Annex C to the proxy statement/prospectus on Form S-4/A filed by Marquee Raine Acquisition Corp. on September 14, 2021 (the “Subscription Agreement”).

(b) The Company agrees, to the extent reasonable and customary in all instances, with respect to each Request Date (as defined below), to cause certain of the Company’s officers, directors and employees and the independent public accountants who have certified its financial statements to make themselves available to discuss the business of the Company and to supply all information reasonably requested by any such person in connection with the Request Date as shall be necessary to enable the undersigned to exercise its due diligence responsibility. As used herein, the term “Request Date” means each of the following dates until such time as the Registrable Shares (as such term is defined in the Subscription Agreement) shall have been sold or can be sold in market transactions pursuant to Rule 144 without the need to comply with any volume or manner of sale restrictions set forth therein: (1) the date of the commencement of the offering of the Registrable Shares under the Registration Statement (as such term is defined in the Subscription Agreement), (2) each date on which the Registration Statement shall be amended or a new registration statement relating to the Registrable Shares shall become effective, (3) the date on which the Company files any Current Report on Form 8-K which contains financials statements, supporting schedules or other financial data (other than an earnings release or to “furnish” information pursuant to Items 2.02 or 7.01 of Form 8-K), and (4) the date on which the Company files its Annual Report on Form 10-K or any Quarterly Report on Form 10-Q.

7. Miscellaneous.

(a) Neither this Agreement nor any rights that may accrue to CS hereunder (other than the Shares acquired hereunder, if any) may be transferred or assigned without the prior written consent of each of the other parties hereto; provided, that, CS may assign its rights and obligations under this Agreement to one or more of its affiliates (including other investment funds or accounts managed or advised by the investment manager who acts on behalf of the CS or an affiliate thereof), subject to, if such transfer or assignment is prior to the Closing, such transferee or assignee, as applicable, executing a separate agreement in substantially the same form as this Agreement; provided, further, that the Company acknowledges and agrees that CS may transfer the Shares acquired hereunder to any of CS’s affiliates without the prior written consent of the Company, subject to the requirements in Section 6(b) of this Agreement.

(b) The Company is entitled to rely upon this Agreement and is irrevocably authorized to produce this Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(c) All of the representations and warranties contained in this Agreement shall survive the Closing. All of the covenants and agreements made by each party hereto in this Agreement shall survive the Closing.

(d) This Agreement may not be modified, waived or terminated except by an instrument in writing, signed by each of the parties hereto. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

(e) This Agreement (including the schedule hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as set forth in herein, this Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns.

(f) Except as otherwise provided herein, this Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(g) If any provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(h) This Agreement may be executed in one or more counterparts (including by electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(i) The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

(j) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF) AS TO ALL MATTERS (INCLUDING ANY ACTION, SUIT, LITIGATION, ARBITRATION, MEDIATION, CLAIM, CHARGE, COMPLAINT, INQUIRY, PROCEEDING, HEARING, AUDIT, INVESTIGATION OR REVIEWS BY OR BEFORE ANY GOVERNMENTAL ENTITY RELATED HERETO), INCLUDING MATTERS OF VALIDITY, CONSTRUCTION, EFFECT, PERFORMANCE AND REMEDIES.] THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE (OR, TO THE EXTENT SUCH COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, THE SUPERIOR COURT OF THE STATE OF DELAWARE, OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE) SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A DELAWARE STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN THIS SECTION 6(j) OF THIS AGREEMENT OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

(k) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 6(k).

7. Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service, or (iv) when delivered by email (in each case in this clause (iv), solely if receipt is confirmed, but excluding any automated reply, such as an out-of-office notification), addressed as follows: (A) If to CS, to Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010-3629, Attention: IBCM&A Legal, Facsimile: (212) 325-4296; and (B) If to the Company, to [171 Constitution Drive, Menlo Park, CA 94025, Attention: Samantha Villanueva-Meyer, Email: samantha@enjoy.com], or to such other address or addresses as the parties may from time to time designate in writing.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

ENJOY TECHNOLOGY, INC.

By:	/s/ Ron Johnson
Name: Ron Johnson
Title: Chief Executive Officer

Date: October 15, 2021

[Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

CREDIT SUISSE SECURITIES (USA) LLC		State/Country of Formation or Domicile:

By:	/s/ Ryan Kelley
Name:	Ryan Kelley
Title:	Director

Name in which Shares are to be registered (if different):

Investor’s EIN:

Business Address-Street:		Mailing Address-Street (if different):

City, State, Zip:		City, State, Zip:

Attn:		Attn:
Telephone No.:		Telephone No.:

Facsimile No.:		Facsimile No.:

Number of Shares to be issued:

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF THE INVESTOR

A.    QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

☐    We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).

B.    INSTITUTIONAL ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

1.

☐ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

2.	☐ We are not a natural person.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The Investor has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to the Investor and under which the Investor accordingly qualifies as an “accredited investor.”

☐	Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐

Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐

Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐

Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐	Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person; or

☐	Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests.

This page should be completed by CS and constitutes a part of this Agreement.

[Schedule A to Agreement]